Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 22, 2023, between Harpoon Therapeutics, Inc., a Delaware corporation (the “Company”), and the several purchasers identified on the signature pages hereto (each, including its respective successors and assigns, a “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, wishes to purchase from the Company, the aggregate number of shares of Preferred Stock (as defined below) and the Warrants (as defined below), in each case, as set forth below such Purchaser’s name on the signature page of this Agreement.

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Purchasers and the Company are executing and delivering a Registration Rights Agreement (as defined below), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Warrant Shares (as defined below) under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws and certain information and consent rights.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” has the meaning ascribed to such term in Section 4.5.

“Action” means any action, suit, inquiry, notice of violation, arbitration, complaint, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning ascribed to such term in the preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Bylaws” means the Company’s Bylaws as amended and restated and as in effect on the date hereof.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A attached hereto.

“Certificate of Incorporation” means the Company’s certificate of incorporation, as amended and restated and as in effect on the date hereof.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Closing Price” means the “Minimum Price” as such is defined in Rule 5635(d)(A) of the Rulebook of the Nasdaq Stock Market.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company” has the meaning ascribed to such term in the preamble.

“Company Counsel” means Cooley LLP, with offices located at 3175 Hanover Street, Palo Alto, CA 94304.

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge, after reasonable inquiry, of the executive officers of the Company.

“DGCL” has the meaning ascribed to such term in Section 3.1(s).

“Disqualification Event” has the meaning ascribed to such term in Section 3.1(ii).

“Environmental Laws” has the meaning ascribed to such term in Section 3.1(m).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Price” means the greater of (i) 135% of the Closing Price, and (ii) the Closing Price plus $0.125.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” has the meaning ascribed to such term in Section 3.1(p).

“GAAP” has the meaning ascribed to such term in Section 3.1(f).

“Health Care Laws” has the meaning ascribed to such term in Section 3.1(mm).

“HIPPA” has the meaning ascribed to such term in Section 3.1(mm).

“Intellectual Property Rights” has the meaning ascribed to such term in Section 3.1(l).

“Issuer Covered Person” has the meaning ascribed to such term in Section 3.1(ii).

“IT Systems and Data” has the meaning ascribed to such term in Section 3.1(nn).

“Legend Removal Date” has the meaning ascribed to such term in Section 4.1(c).

“Material Adverse Effect” has the meaning ascribed to such term in Section 3.1(a).

“Money Laundering Laws” has the meaning ascribed to such term in Section 3.1(oo).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the shares of the Company’s 8.000% Series A Redeemable Preferred Stock, par value $0.0001, issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Global Select Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Purchaser” has the meaning ascribed to such term in the preamble.

“Purchaser Party” has the meaning ascribed to such term in Section 4.6.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Statement” or “Registration Statements” means the registration statement(s) meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Warrant Shares by the Purchasers as provided for in the Registration Rights Agreement.

“Regulatory Authorities” has the meaning ascribed to such term in Section 3.1(dd).

“Required Board Approvals” has the meaning ascribed to such term in Section 2.2(a)(vi).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise in full of all Warrants ignoring any exercise limits set forth therein and the effect of potential future adjustments to the Exercise Price.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” has the meaning ascribed to such term in Section 3.1(f).

“Securities” means the Preferred Stock, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Standard Settlement Period” has the meaning ascribed to such term in Section 4.1(c).

“Stockholder Claimant” has the meaning ascribed to such term in Section 4.6.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Preferred Stock and Warrants purchased hereunder, in United States dollars and in immediately available funds, as set forth below such Purchaser’s name on the signature page of this Agreement.

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Super-Majority Purchasers” means Purchasers (and their respective affiliated funds and permitted assignees and transferees) (i) that hold 68% or more of the then outstanding Securities; or (ii) all of Arix Bioscience Holdings Limited, Invus Public Equities, L.P., OrbiMed Private Investments VII, LP, OrbiMed Genesis Master Fund, L.P. and K2 HealthVentures Equity Trust LLC (and their respective affiliated funds, permitted assignees and transferees), provided that any such Purchaser (or its affiliated funds, permitted assignees and transferees) still holds Securities; or both (i) and (ii).

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of 250 Royall St., Canton, MA 02021, and any successor transfer agent of the Company.

“Warrants” means the warrants to purchase shares of Common Stock, in the aggregate, up to the Warrant Coverage Amount, at the Exercise Price and delivered to the Purchasers at Closing in accordance with Section 2.2(a) hereof, in the form of Exhibit C attached hereto.

“Warrant Coverage Amount” means, in the aggregate, the number of shares of Common Stock equal to the lesser of (i) $8,333,333 divided by the Closing Price and (ii) 19.99% of the outstanding shares of Common Stock on the Closing Date.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $25,000,000 of Preferred Stock and Warrants. Each Purchaser’s Subscription Amount is set forth below such Purchaser’s name on its signature page hereto. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely by mutual exchange of signature pages by electronic means. The Preferred Stock and the Warrants will be issued in a private placement pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and Rule 506 promulgated thereunder.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a copy of a certificate issued by the Company evidencing the shares of Preferred Stock purchased pursuant hereto, registered in the name of each Purchaser (or its nominee in accordance with such Purchaser’s delivery instructions), and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware;

(iii) a Warrant registered in the name of each Purchaser (or its nominee in accordance with such Purchaser’s delivery instructions) to purchase up to a number of shares of Common Stock as set forth below such Purchaser’s name on its signature page hereto, subject to adjustment as set forth therein;

(iv) the Company shall have provided each Purchaser with the Company’s wire instructions;

(v) the Registration Rights Agreement duly executed by the Company;

(vi) a certificate of the Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Super-Majority Purchasers, (a) certifying (1) the resolutions duly adopted by a committee of the Board of Directors consisting solely of independent and disinterested directors acting under authority delegated by the Board of Directors approving the transactions contemplated hereby and the other Transaction Documents and performance by the Company of its obligations hereunder and thereunder (collectively, the “Transactions”), finding the Transactions to be fair to, and in the best interests of, the Company and its stockholders, and recommending that the Board of Directors approve and authorize the Transactions and the Transaction Documents, (2) resolutions duly adopted by the Board of Directors authorizing such committee, and (3) resolutions duly adopted by the Board of Directors approving the recommendation of such committee, approving the Transactions and the Transaction Documents, and taking such other action as is required to duly authorize the Transactions and the Transaction Documents, the filing of the Certificate of Designation, and the issuance of the Preferred Stock, the Warrants and the Warrant Shares, including any waivers referenced in Section 3.1(s) hereof (collectively, the “Required Board Approvals”); (b) certifying the Certificate of Incorporation and Bylaws and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(vii) a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of a date within five Business Days of the Closing Date; and

(viii) an opinion of counsel substantively in the form attached hereto as Exhibit D, executed by such counsel as of the Closing Date and addressed to the Purchasers.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the Subscription Amount for such Purchaser by wire transfer in immediately available funds to the account specified by the Company;

(iii) the Registration Rights Agreement duly executed by such Purchaser; and

(iv) an Internal Revenue Services Form W-9 (or any successor form or applicable Form W-8 in the case of a Purchaser that is not a U.S. person), duly and validly executed by such Purchaser (or its nominee in accordance with the Purchaser’s delivery instructions).

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date (including, if applicable, pursuant to Section 4.7(c)) shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s Principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Super-Majority Purchasers, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers as of the date hereof and as of the Closing Date (except for the representations that speaks of a specific date, which shall be made as of such date):

(a) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own or lease its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or, individually or in the aggregate, reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”). As of the date hereof, the Company has no subsidiaries (if the Company has no subsidiaries at the applicable time, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded).

(b) Authorization; Enforcement, Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and to issue the Preferred Stock and Warrants in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Preferred Stock and Warrants pursuant to this Agreement, have been duly authorized by the Required Board Approvals and no further consent or authorization is required by the Company, the Board of Directors or its stockholders, (iii) this Agreement has been and each of the other Transaction Documents shall be on the Closing Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution and delivery on behalf of the Company shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) Capitalization. As of the date hereof, the authorized capital stock of the Company is set forth in the Company’s most recent SEC Report. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Report containing such disclosure was accurate in all material respects as of the date indicated in such SEC Report. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and are non-assessable. None of the issued and outstanding shares of the Company were issued in violation of any preemptive rights. As of the date hereof, and except as disclosed in the SEC Reports or as provided in any of the Transaction Documents: (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the

Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Purchasers true and correct copies of the Certificate of Incorporation and the Bylaws, and summaries of the terms of all securities convertible into or exercisable for Common Stock which are not otherwise disclosed in the SEC Reports, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto that are not otherwise filed with the SEC Reports.

(d) Issuance, Sale and Delivery of the Preferred Stock and Warrant Shares. The Preferred Stock is duly authorized and, when issued, delivered and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind. Except as disclosed in the SEC Reports and for the rights described in the Transaction Documents, no stockholder of the Company has any right to require the Company to register the sale of any capital stock owned by such stockholder under the Registration Statement. The Warrant Shares will be duly and validly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with their respective terms, including the payment of any Exercise Price therefor, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, encumbrances and rights of refusal of any kind, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Assuming the accuracy of the representations and warranties of the Purchasers in Section 3.2 hereof, the Warrant Shares will be issued in compliance with all applicable federal and state securities laws.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument that is material to the Company and its Subsidiaries, taken as a whole, and to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Trading Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences and rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations, the sanctions for which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws and the rules and regulations of the Principal Trading Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Closing Date.

(f) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder. None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company has received no notices or correspondence from the SEC for the one year preceding the date hereof, other than ordinary course comments to on-going disclosure obligations which are not material and were resolved in one round of comments. To the Company’s Knowledge, the Commission has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(g) Absence of Certain Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due. No event, liability, fact, circumstance, occurrence or development (including, without limitation, any fundamental transaction, change of control or similar event under any agreement (including, without limitation, any employment agreement)) has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its business, properties, operations, assets or financial condition that, but for the passage of time, would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(h) Absence of Change of Control. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the issuance of the Preferred Stock and Warrants on the Closing Date do not and will not result in any fundamental transaction, change of control or similar event, the requirement to make any payment or adjustment or issue any shares of Common Stock or other securities with respect to any fundamental transaction, change of control or similar event, or an event that with the passage of time could result in a fundamental transaction, change of control or similar event under any agreement (including, without limitation, any employment agreement), outstanding security (including, without limitation, any option or warrant to purchase Common Stock), other instrument or under any applicable law and regulations (including the rules of the Principal Trading Market).

(i) Absence of Litigation. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company, the Preferred Stock, the Warrants, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(j) Acknowledgment Regarding Purchaser’s Status. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Preferred Stock and Warrants. The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(k) No Aggregated Offering. Neither the Company, nor, to the Company’s Knowledge, any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any security or solicited offers to buy any security, under circumstances that would (i) adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Preferred Stock, the Warrants or the Warrant Shares under the Securities Act or (ii) cause this offering of the Preferred Stock, Warrants and Warrant Shares to be aggregated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Trading Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Preferred Stock and Warrants hereunder does not contravene the rules and regulations of the Principal Trading Market. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2, the offer and sale of the Preferred Stock and Warrants to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.

(l) Intellectual Property Rights. (i) The Company and its Subsidiaries own or have a valid license to all material patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Company and its Subsidiaries and, to the Company’s Knowledge, the Intellectual Property Rights licensed to the Company and its Subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its Subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; (iv) to the Company’s Knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) neither the Company nor any of its Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any Subsidiary have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable Subsidiary, and to the Company’s Knowledge no such agreement has been breached or violated; and (vii) the Company and its Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(m) Environmental Laws. The Company and each of its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Title. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the SEC Reports.

(o) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

(p) Regulatory Permits. The Company and each of its Subsidiaries, and to the Company’s Knowledge, each of its material suppliers, consultants, subcontractors and research partners, possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, including, without limitation, from the U.S. Food and Drug Administration (the “FDA”), and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, notice of any potential adverse drug event, or notice of regulatory authority or third-party inspection which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(q) Tax Status. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which, individually or in the aggregate, has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its Subsidiaries and which would reasonably be expected to have) a Material Adverse Effect.

(r) Transactions With Affiliates. Except as set forth in the SEC Reports, none of the officers or directors of the Company, the Company’s stockholders, the officers or directors of any stockholder of the Company, or any family member or affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Rule 404 of Regulation S-K promulgated under the Securities Act.

(s) Application of Takeover Protections. The Company and the Board of Directors have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination (as defined in the Delaware General Corporation Law (“DGCL”)), poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation, including under Section 203 of the DGCL, which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Preferred Stock and Warrants and any Purchaser’s ownership of the Preferred Stock and Warrants.

(t) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents or any other agreements to be entered into by the Company and any Purchaser that, in each case, will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided any Purchaser or their respective agents or counsel with any information that the Company believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that each Purchaser will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated by the Transaction Documents, including the disclosure schedules to this Agreement, if any, is true and correct in all material respects. The Company acknowledges and agrees that no Purchaser either makes or has made any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Section 3.2 hereof.

(u) Foreign Corrupt Practices; Anti-Bribery. Neither the Company, nor to the Company’s Knowledge, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(v) DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(w) Sarbanes-Oxley. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(x) Certain Fees. The Company will use its reasonable best efforts to minimize any brokerage or finder’s fees or commissions that are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall not have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(x) that may be due in connection with the transactions contemplated by the Transaction Documents.

(y) Investment Company. Neither the Company nor any Subsidiary is, and, following the consummation of the transaction contemplated by this Agreement, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(z) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the Company’s Knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the Commission is currently contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the twelve months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Trading Market. Except as disclosed in the SEC Reports, the Company is in compliance with all such listing and maintenance requirements.

(aa) Accountants. The Company’s accountants are set forth in the SEC Reports and, to the Company’s Knowledge, such accountants are an independent registered public accounting firm as required by the Securities Act.

(bb) No Market Manipulation. The Company has not, and to the Company’s Knowledge, no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Preferred Stock, Warrants or the Warrant Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Preferred Stock or Warrants, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company in violation of Regulation M promulgated under the Exchange Act.

(cc) Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

(dd) Tests and Preclinical and Clinical Trials. (i) To the Company’s Knowledge, the preclinical studies and clinical trials conducted by or on behalf of or sponsored by the Company or its Subsidiaries, or in which the Company or its Subsidiaries have participated, that are described in the SEC Reports, or the results of which are referred to in the SEC Reports, as applicable, were, and if still pending are, being conducted in all material respects in accordance with the protocols submitted to the FDA and comparable regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”) and applicable statutes and all applicable rules and regulations of the Regulatory Authorities; (ii) to the Company’s Knowledge, the descriptions of the tests and nonclinical and clinical studies conducted by or on behalf of the Company and the results thereof contained in the SEC Reports are accurate and complete in all material respects; (iii) to the Company’s Knowledge, there are no other studies or trials not described in the SEC Reports, the results of which the Company believes reasonably call into question the results described or referred to in the SEC Reports; (iv) the Company and its Subsidiaries have operated at all times and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect; and (v) except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities, any other governmental agency, or any institutional review board or ethics committee requiring or threatening the termination, material modification, hold or suspension of any preclinical studies or clinical trials that are material to the Company and that are described in the SEC Reports or the results of which are referred to in the SEC Reports, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials.

(ee) No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising in connection with the offer or sale of any of the Preferred Stock or Warrants.

(ff) Private Placement. Assuming the accuracy of each of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Preferred Stock and Warrants by the Company to the Purchasers as contemplated hereby.

(gg) Accounting Controls and Disclosure Controls and Procedures. The Company and each of its Subsidiaries taken as a whole maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) Registration Rights. Other than the Purchasers pursuant to the Registration Rights Agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(ii) No Disqualification Events. With respect to the Preferred Stock and Warrants to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(jj) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Preferred Stock or Warrants.

(kk) Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(ll) Other Agreements. Other than the Registration Rights Agreement, the Company has not entered into any side letter or similar agreement with any Purchaser in connection with such Purchaser’s direct or indirect investment in the Company.

(mm) Healthcare Laws. The Company and its subsidiaries are, and at all times have been, in compliance in all material respects with all Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the Public Health Service Act and the regulations and guidance promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286, 287, and 1349, the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusions law (42 U.S.C. Section 1320a-7), laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation

Act of 2010; (v) applicable foreign, federal, state and local laws, regulations and statutes pertaining to laboratory animal welfare, procurement, import, handling, care, and disposition, including but not limited to the Animal Welfare Act (7 U.S.C. §§ 2131 et seq.), Endangered Species Act (16 U.S.C. §§ 1531 et seq.), and the Lacey Act (16 U.S.C. §§ 3371 et seq.); (vi) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries, and (viii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company, any of its Subsidiaries, nor any of their respective officers, directors, employees or agents have engaged in activities which are, as applicable, cause for liability under a Health Care Law. Neither the Company nor any of its Subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s Knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company, and to the Company’s Knowledge, its Subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company, any of its Subsidiaries, nor, to the Company’s Knowledge, any of their respective employees, officers, directors, or agents is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its Subsidiaries nor any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the Company’s Knowledge, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension or exclusion.

(nn) Cybersecurity. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(oo) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened in writing.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, on a several and not joint basis, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents to which such Purchaser is or will be a party and performance by such Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which such Purchaser is or will be a party has been or will be duly executed by the Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement, the other Transaction Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation by such Purchaser of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under the Transaction Documents to which it is a party.

(c) Understandings or Arrangements. Such Purchaser is acquiring the Securities, and upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise of the Warrants, as principal for its own account, for investment purposes only, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement(s) or otherwise in compliance with applicable federal and state securities laws).

(d) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser is not a registered broker-dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker-dealer. The Purchaser is not affiliated with any broker-dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker-dealer.

(e) Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of its decision to purchase Securities pursuant to the Transaction Documents. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement. The Purchaser represents that it is not a person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act. Such Purchaser also represents that such Purchaser was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative of the Company) with which such Purchaser had a substantial pre-existing relationship.

(g) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company, its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(h) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions contemplated hereby and thereby).

(i) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j) Regulation M. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchaser.

(k) Residency. Except as the disclosed on the Purchaser’s signature page, the Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below the Purchaser’s name on its signature page hereto.

(l) Foreign Purchasers. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code): (i) the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction by such Purchaser in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (A) the legal requirements within its jurisdiction for the purchase of the Securities,

(B) any foreign exchange restrictions applicable to such purchase or acquisition, (C) any government or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities; and (ii) the Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchasers’ right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES FOR WHICH THIS SECURITY IS [EXERCISABLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND

IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY IS SUBJECT TO THE TRANSFER RESTRICTION SET FORTH HEREIN AND IN THE SECURITIES PURCHASE AGREEMENT, DATED MARCH 22, 2023.

(c) Certificates evidencing the Warrant Shares shall not be required to contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement(s)) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Warrant Shares pursuant to Rule144, (iii) if such Warrant Shares are eligible for sale under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the applicable Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by such Purchaser, respectively. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the applicable Warrant Shares, or if such Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) three (3) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), together with such other letters of representation as the Company may reasonably request, deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the applicable Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s Principal Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend.

(d) Each Purchaser agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Warrant Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the applicable Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall, within the time required by the Exchange Act, file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto. The Company and the Purchasers shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Super-Majority Purchasers, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior consent of such Purchaser (not to be unreasonably withheld), except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and any registration statement contemplated by the Registration Rights Agreement and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide such Purchaser with prior notice of such disclosure permitted under this clause (b).

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Indemnification of Purchasers. Subject to the provisions of this Section 4.6 and in addition to the Indemnity provided to the Purchasers in the Registration Rights Agreement, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser Party (a “Stockholder Claimant”), with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon (i) a material breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents, (ii) any agreements or understandings the Purchaser Party may have with any Stockholder Claimant, (iii) any violations by the Purchaser Party of state or federal securities laws or (iv) any conduct by the Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the Purchaser Party, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by such Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred; provided that, if the Purchaser Party is determined by final judgment of a court of competent jurisdiction to be not entitled to indemnification, the Purchaser Party shall promptly reimburse the Company for the funds that were advanced. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.7 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, including without limitation the exercise of the Warrants.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date, provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

(c) The Company shall, if applicable: (i) in the time and manner required by the Principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(d) So long as any Purchaser holds any securities of the Company contemplated by this Agreement, the Company shall make all filings with the Commission required under the Exchange Act in the time and manner required by the Commission.

4.8 Certain Transactions and Confidentiality. Each Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending on the date and such time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 4.4. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of the transactions contemplated hereby. The Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the date and time of the filing of the Form 8-K as described in Section 4.4. For the avoidance of doubt, this Section 4.8 does not supersede or replace any confidentiality obligations that such Purchaser may have to the Company pursuant to any prior confidentiality agreement entered between such Purchaser and the Company and such confidentiality agreement remains in effect in accordance with its terms.

4.9 Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. Without limiting the preceding sentence, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of any Purchaser to exercise its Warrants. The Company shall honor exercise of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

ARTICLE V

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Company or the Super-Majority Purchasers if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the previous sentence, the Company shall pay all reasonable and documented fees and expenses incurred in connection with the Transaction Documents, including any Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by any Purchaser, if applicable), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser, and the legal fees and expenses of Arnold & Porter Kaye Scholer LLP in connection with the negotiation, execution and delivery of the Transaction Documents and the Company’s preparation and filing with the Commission of a registration statement (including any amendments thereto) covering the resale of the Warrant Shares, which such legal fees and expenses of Arnold & Porter Kaye Scholer LLP shall not exceed $300,000 without prior consent of the Company.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Super-Majority Purchasers and, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that any waiver, modification, supplement or amendment of Article II – related to the purchase and sale, including price, Sections 4.1(c) (legend removal assistance), 4.4 (disclosures), 4.6 (indemnification), 4.7 (reservation and listing of securities), 5.1 (termination), 5.5 (amendments) and 5.15 (remedies) shall require a written instrument signed by the Company and each Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon all Purchasers and any subsequent holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Super-Majority Purchasers (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided, that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, in addition to the obligations of the Company under Section 4.6, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. Subject to the applicable statute of limitations, the representations and warranties contained herein and Section 4.6 hereto shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in counterparts, each of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HARPOON THERAPEUTICS, INC.		Address for Notice: Harpoon Therapeutics, Inc. 131 Oyster Point Blvd., Suite 300, South San Francisco, California 94080
Email: legal@harpoontx.com
By:	/s/ Julie Eastland
Name: Julie Eastland
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention: Laura Berezin

Email: lberezin@cooley.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR THE PURCHASER FOLLOWS]

[Signature Page to the Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NEW LEAF BIOPHARMA OPPORTUNITIES II, L.P.

By:	New Leaf BPO Associates II, L.P.
Its:	General Partner

By:	New Leaf BPO Management II, L.L.C.
Its:	General Partner

By: /s/ Craig L. Slutzkin

Name of Authorized Signatory: Craig L. Slutzkin

Title of Authorized Signatory: Chief Financial Officer

Email Address of Authorized Signatory: craig@nlvpartners.com

Address for Notice to Purchaser: New Leaf Biopharma Opportunities II, L.P.

  156 Fifth Avenue, Suite 820

  New York, NY 10010

The Purchaser’s investment decision was made by an investment committee of individuals who reside in various states, including:	California; Connecticut

Aggregate Subscription Amount:	$10,000,000

Shares of Preferred Stock:	10,000

Number of Warrant Shares for Warrant:	40.0% of Warrant Coverage Amount

Beneficial Ownership Blocker:	☐ 4.99% or ☐ 9.99% or ☒ 19.99%

Purchase Price of Preferred Stock and Warrants:	$1,000 per share of Preferred Stock purchased.

Delivery Instructions, if different from above: N/A

c/o:

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to the Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ARIX BIOSCIENCE HOLDINGS LIMITED

By:	/s/ Robert Lyne

Name of Authorized Signatory: Robert Lyne

Title of Authorized Signatory: CEO

Email Address of Authorized Signatory: robert@arixbioscience.com

Address for Notice to Purchaser: Duke Street House

  50 Duke Street

  London

  W1K 6JL

  United Kingdom

The Purchaser’s investment decision was made by an investment committee of individuals who reside in various states, including:	United Kingdom

Aggregate Subscription Amount:	$3,500,000

Shares of Preferred Stock:	3,500

Number of Warrant Shares for Warrant:	14.0% of Warrant Coverage Amount

Beneficial Ownership Blocker:	☐ 4.99% or ☐ 9.99% or ☒ 19.99%

Purchase Price of Preferred Stock and Warrants:	$1,000 per share of Preferred Stock purchased.

Delivery Instructions, if different from above: N/A

c/o:

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to the Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INVUS PUBLIC EQUITIES, L.P.

By:	/s/ Khalil Barrage

Name of Authorized Signatory: Khalil Barrage

Title of Authorized Signatory: Vice President of its General Partner

Email Address of Authorized Signatory: kbarrage@invus.com

Address for Notice to Purchaser: c/o The Invus Group, LLC

  750 Lexington Avenue

  New York, NY 10022

  Att’n: Phil Bafundo (PBafundo@invus.com), Matthew

  Maslow (MMaslow@Invus.com) and Vanessa Lopera-

  Madrid (VLopera@invus.com)

The Purchaser’s investment decision was made by an investment committee of individuals who reside in various states, including:	N/A

Aggregate Subscription Amount:	$4,500,000

Shares of Preferred Stock:	4,500

Number of Warrant Shares for Warrant:	18.0% of Warrant Coverage Amount

Beneficial Ownership Blocker:	☐ 4.99% or ☒ 9.99% or ☐ 19.99%

Purchase Price of Preferred Stock and Warrants:	$1,000 per share of Preferred Stock purchased.

Delivery Instructions, if different from above: N/A

c/o:

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to the Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

K2 HEALTHVENTURES EQUITY TRUST LLC

By:	/s/ Anup Arora

Name of Authorized Signatory: Anup Arora

Title of Authorized Signatory: Managing Director & Chief Investment Officer

Email Address of Authorized Signatory: anup@k2hv.com

Address for Notice to Purchaser: c/o K2 HealthVentures LLC

  855 Boylston Street, 10th Floor

  Boston, MA 02116

The Purchaser’s investment decision was made by an investment committee of individuals who reside in various states, including:	Massachusetts; New York

Aggregate Subscription Amount:	$3,000,000

Shares of Preferred Stock:	3,000

Number of Warrant Shares for Warrant:	12.0% of Warrant Coverage Amount

Beneficial Ownership Blocker:	☐ 4.99% or ☒ 9.99% or ☐ 19.99%

Purchase Price of Preferred Stock and Warrants:	$1,000 per share of Preferred Stock purchased.

Delivery Instructions, if different from above:

c/o: K2 HealthVentures Equity Trust LLC

Street: 855 Boylston Street, 10th Floor

City/State/Zip: Boston, MA 02116

Attention: Finance and Legal Notices

Email: finance@k2hv.com; anup@k2hv.com; ken@k2hv.com; jason@k2hv.com; zach@k2hv.com

[Signature Page to the Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ORBIMED PRIVATE INVESTMENTS VII, LP

By:	OrbiMed Capital GP VII LLC,
its General Partner

	By:	OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Carl L. Gordon

Name of Authorized Signatory: Carl L. Gordon

Title of Authorized Signatory: Member

Email Address of Authorized Signatory: gordonc@OrbiMed.com

Address for Notice to Purchaser: c/o: OrbiMed Advisors LLC

  601 Lexington Avenue, 54th Floor

  New York, New York 10022

  Attention: General Counsel

  Email: Legal@OrbiMed.com

The Purchaser’s investment decision was made by an investment committee of individuals who reside in various states, including:	N/A

Aggregate Subscription Amount:	$2,000,000

Shares of Preferred Stock:	2,000

Number of Warrant Shares for Warrant:	8% of Warrant Coverage Amount

Beneficial Ownership Blocker:	☐ 4.99% or ☒ 9.99% or ☐ 19.99%

Purchase Price of Preferred Stock and Warrants:	$1,000 per share of Preferred Stock purchased.

Delivery Instructions, if different from above: N/A

c/o:

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to the Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ORBIMED GENESIS MASTER FUND, L.P.

By:		OrbiMed Genesis GP LLC,
its General Partner

	By:	OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Carl L. Gordon

Name of Authorized Signatory: Carl L. Gordon

Title of Authorized Signatory: Member

Email Address of Authorized Signatory: gordonc@OrbiMed.com

Address for Notice to Purchaser: c/o: OrbiMed Advisors LLC

  601 Lexington Avenue, 54th Floor

  New York, New York 10022

  Attention: General Counsel

  Email: Legal@OrbiMed.com

The Purchaser’s investment decision was made by an investment committee of individuals who reside in various states, including:	N/A.

Aggregate Subscription Amount:	$2,000,000

Shares of Preferred Stock:	2,000

Number of Warrant Shares for Warrant:	8% of Warrant Coverage Amount

Beneficial Ownership Blocker:	☐ 4.99% or ☒ 9.99% or ☐ 19.99%

Purchase Price of Preferred Stock and Warrants:	$1,000 per share of Preferred Stock purchased.

Delivery Instructions, if different from above: N/A

c/o:

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to the Securities Purchase Agreement]

EXHIBIT A

Certificate of Designation

[See attached.]

EXHIBIT B

Registration Rights Agreement

[See attached.]

EXHIBIT C

Form of Warrant

[See attached.]

EXHIBIT D

Form of Opinion

[See attached.]